Exhibit 99.1

CERTIFICATION

     The undersigned certify pursuant to 18 U.S.C. § 1350, that:

(1)  The accompanying Amendment No. 1 on Form 10-KSB/A to Annual Report on Form 10-KSB for the year ended June 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the accompanying Amendment No. 1 on Form 10-KSB/A to Annual Report on Form 10-KSB for the year ended June 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 28, 2003	/s/ Greg H. Guettler Greg H. Guettler, President

Date: July 28, 2003	/s/ James S. Murphy James S. Murphy, Chief Financial Officer